UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): September 15, 2010
Newell Rubbermaid Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-09608	363514169

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Three Glenlake Parkway Atlanta, Georgia		30328

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: 770-418-7000
Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities
Item 9.01 Financial Statements and Exhibits
SIGNATURES
Exhibit Index

Item 3.02 Unregistered Sales of Equity Securities.
     On September 15, 2010, Newell Rubbermaid Inc. (the “Company”) completed a previously announced exchange offer. Pursuant to the offer, approximately $324.7 million aggregate principal amount of the Company’s 5.50% Convertible Senior Notes due 2014 (the “Notes”) were exchanged.  The Company accepted all validly tendered Notes and, in exchange, paid the holders thereof an aggregate of approximately $52.0 million in cash, and issued the holders thereof an aggregate of 37,728,415 shares of the Company’s common stock, par value $1.00 per share. The shares of the Company’s common stock were issued exclusively to existing security holders of the Company pursuant to an exemption from registration under Section 3(a)(9) of the Securities Act of 1933, as amended. The Company did not receive any proceeds from the offer and did not pay, directly or indirectly, any commission or other remuneration to any broker, dealer, salesperson, agent or as other person for soliciting tenders in the exchange offer.
     The press release issued by the Company announcing the expiration and final results of the exchange offer is filed as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.

Exhibit	Description
99.1	Press Release, dated September 15, 2010, announcing the expiration and final results of the exchange offer (incorporated by reference to Exhibit (a)(5)(ii) to Amendment No. 2 to the Company’s Tender Offer Statement on Schedule TO filed September 15, 2010)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Newell Rubbermaid Inc.
September 15, 2010	By:	/s/ John K. Stipancich
		Name:	John K. Stipancich
		Title:	Senior Vice President, General Counsel and Corporate Secretary

Exhibit Index

Exhibit No.	Description
99.1	Press Release, dated September 15, 2010, announcing the expiration and final results of the exchange offer (incorporated by reference to Exhibit (a)(5)(ii) to Amendment No. 2 to the Company’s Tender Offer Statement on Schedule TO filed September 15, 2010)